                                                                    Exhibit 23.1



                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-3 (Nos. 333-25627 and 333-36718) and (ii) the Registration Statements on Form S-8 (Nos. 33-62825, 33-62827, 33- 62829, 33-62831, 33-62833,
33-62835, 33-62837, 33-62839, 33-62841, 33-62943, 33-63247, 33-63249, 33-63253,
333-03275, 333-03277, 333-19241 and 333-77615) of Burlington Northern Santa Fe
Corporation of our report dated February 2, 2001 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.



Fort Worth, Texas
February 9, 2001